AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2005
Registration Statement No. 333-125193
Post-Effective Amendment to Registration Statement 333-88542

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1 to FORM S-3
Registration Statement Under the Securities Act of 1933
MONSANTO COMPANY	MONSANTO FINANCE CANADA CO.
(Exact name of registrant as specified in its charter)	(Exact name of co-registrant as specified in its charter)
Delaware	43-1878297	Nova Scotia, Canada	(Not applicable)
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
800 North Lindbergh Boulevard St. Louis, Missouri 63167	800 North Lindbergh Boulevard St. Louis, Missouri 63167
(Address of principal executive offices)	(Address of principal executive offices)
Registrant's telephone number including area code:	Co-registrant's telephone number including area code:
(314) 694-1000	(314) 694-2202

Charles W. Burson, Esq.	Copies to:
Executive Vice President, Secretary	Denis P. McCusker, Esq.
and General Counsel	Bryan Cave LLP
Monsanto Company	One Metropolitan Square, Suite 3600
800 North Lindbergh Boulevard	St. Louis, Missouri 63102
St. Louis, Missouri 63167	314-259-2455
314-694-1000	Fax 314-259-6580
(Name and address of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained herein will also be used in connection with Registration Statement No. 333-88542 previously filed by Monsanto on Form S-3 and declared effective on July 25, 2002. This Registration Statement, which is a new registration statement, also constitutes a Post-Effective Amendment to Registration Statement No. 333-88542 and such Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 1 is being filed solely to file Exhibits 4.5, 23 and 25.3. The remaining portions of this registration statement, including the prospectus, are not being amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Monsanto, except any underwriters’ fees and expenses, in connection with the sale of the securities being registered hereby. All of the amounts shown are estimated, except the SEC registration fee.

SEC registration fee	$ 123,585
Printing expenses	20,000	*
Rating agency fees and expenses	3,058,000
Trustee's fees and expenses	30,000	*
Legal fees and expenses	150,000	*
Accounting fees and expenses	110,000	*
Miscellaneous expenses	58,415	*

Total	$3,550,000	*

* Estimated

ITEM 15.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Section 59 of Monsanto’s By-Laws requires indemnification of any person made a party to any proceeding by reason of the fact that the person is or was a director or officer of Monsanto, or serving at the request of Monsanto as a director, officer or fiduciary of another enterprise, including employee benefit plans; and permits indemnification of any person made a party to any proceeding by reason of the fact that the person is or was an employee or agent of Monsanto, or was serving at the request of Monsanto as an employee or agent of another enterprise, including employee benefit plans. The By-Laws provide for certain conditions to such indemnification. Article IX of Monsanto’s Amended and Restated Certificate of Incorporation eliminates directors’ liability to Monsanto and its shareowners for breaches of fiduciary duty, except to the extent that such exemption from liability is not permitted by Delaware law.

Under the applicable laws of the province of Nova Scotia, Canada, Monsanto Finance Canada is permitted to indemnify its officers and director on terms acceptable to its shareholders. The Articles of Association of Monsanto Finance Canada provide that no director or officer, former director or officer, or person who acts or acted at Monsanto Finance Canada’s request, as a director or officer of Monsanto Finance Canada, a body corporate, partnership or other association of which Monsanto Finance Canada is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person’s part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense of any kind which happens in the execution of the duties of such person or in relation thereto. The Articles of Association of Monsanto Finance Canada also provide that every director or officer, former director or officer, or person who acts or acted at Monsanto Finance Canada’s request, as a director or officer of Monsanto Finance Canada, a body corporate, partnership or other association of which Monsanto Finance Canada is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by Monsanto Finance Canada against, and it shall be the duty of the director out of the funds of Monsanto Finance Canada to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of

Monsanto Finance Canada or such body corporate, partnership or other association, whether Monsanto Finance Canada is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of Monsanto Finance Canada and have priority as against the shareholders over all other claims. As a subsidiary of Monsanto, Monsanto Finance Canada is insured against liabilities which it may incur by reason of the foregoing provisions of its Articles of Association and the director and officers of Monsanto Finance Canada are insured against some liabilities which might arise out of their employment and not be subject to the indemnification contained in the Articles of Association of Monsanto Finance Canada as previously described.

It is anticipated that, in any underwriting agreements, the underwriter(s) named therein will agree to indemnify Monsanto, Monsanto Finance Canada and their respective directors and certain of their respective officers against certain civil liabilities, including civil liabilities under the Securities Act of 1933.

Monsanto maintains directors’ and officers’ liability insurance coverage which also covers Monsanto Finance Canada.

ITEM 16.        EXHIBITS

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement (Debt)— previously filed.
1.2	Form of Underwriting Agreement (Common Stock)— to be filed as an exhibit subsequently included or incorporated by reference herein.
1.3	Form of Underwriting Agreement (Preferred Stock)— to be filed as an exhibit subsequently included or incorporated by reference herein.
1.4	Form of Underwriting Agreement (Warrants)— to be filed as an exhibit subsequently included or incorporated by reference herein.
4.1	Form of Senior Indenture between Monsanto Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Monsanto's registration statement on Form S-3, registration no. 333-88542, filed May 17, 2002).
4.2	Form of Senior Debt Security (included in Exhibit 4.1).
4.3	Form of Subordinated Indenture— previously filed.
4.4	Form of Subordinated Debt Security (included in Exhibit 4.3).
4.5	Form of Monsanto Finance Canada Indenture.
4.6	Form of Monsanto Finance Canada Debt Security (included in Exhibit 4.5).
4.7	Form of Preferred Stock— to be filed as an exhibit subsequently included or incorporated by reference herein.
4.8	Form of Warrant Agreement (including form of warrant certificate)— to be filed as an exhibit subsequently included or incorporated by reference herein.
5	Opinion and consent of Bryan Cave LLP, counsel to Monsanto— previously filed.
23	Consent of Independent Registered Public Accounting Firm.
24.1	Powers of Attorney executed by certain of the officers and directors of Monsanto— previously filed.
24.2	Powers of Attorney executed by certain of the officers and director of Monsanto Finance Canada— previously filed.
25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of The Bank of New York, as Trustee under the Senior Indenture— previously filed.
25.2	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Surbordinated Indenture— previously filed.
25.3	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Monsanto Finance Canada Indenture.

ITEM 17.         UNDERTAKINGS

Each Registrant hereby undertakes:

    (1)        To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

    (ii)        To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

    (iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by Monsanto pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement.

    (2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)        That, for purposes of determining any liability under the Securities Act, each filing of Monsanto’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5)        That,

    (i)        for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rules 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (ii)        for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in Item 15 (other than the provisions relating to insurance), or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Monsanto Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Pre-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on July 5, 2005.

MONSANTO COMPANY

By:	/s/ TERRELL K. CREWS
Name:	Terrell K. Crews
Title:	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

HUGH GRANT *	Chairman, President and Chief Executive Officer, Director (Principal Executive Officer)	July 5, 2005
Hugh Grant
/s/ TERRELL K. CREWS	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	July 5, 2005
Terrell K. Crews
RICHARD B. CLARK	Vice President and Controller (Principal Accounting Officer)	July 5, 2005
Richard B. Clark
FRANK V. ATLEE III *	Director	July 5, 2005
Frank V. AtLee III
JOHN W. BACHMANN *	Director	July 5, 2005
John W. Bachmann
GWENDOLYN S. KING *	Director	July 5, 2005
Gwendolyn S. King
SHARON R. LONG *	Director	July 5, 2005
Sharon R. Long

Signature	Title	Date

C. STEVEN MCMILLAN *	Director	July 5, 2005
C. Steven McMillan
WILLIAM U. PARFET *	Director	July 5, 2005
William U. Parfet
GEORGE H. POSTE *	Director	July 5, 2005
George H. Poste
ROBERT J. STEVENS *	Director	July 5, 2005
Robert J. Stevens

* Nancy E. Hamilton, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

* By:	/s/ NANCY E. HAMILTON
Nancy E. Hamilton, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, Monsanto Finance Canada Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Pre-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on July 5, 2005.

MONSANTO FINANCE CANADA CO.

By:	/s/ TERRELL K. CREWS
Name:	Terrell K. Crews
Title:	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/s/ TERRELL K. CREWS	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	July 5, 2005
Terrell K. Crews
RICHARD B. CLARK *	Vice President and Controller (Principal Accounting Officer)	July 5, 2005
Richard B. Clark

* Nancy E. Hamilton, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

* By:	/s/ NANCY E. HAMILTON
Nancy E. Hamilton, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement (Debt)— previously filed.
1.2	Form of Underwriting Agreement (Common Stock)— to be filed as an exhibit subsequently included or incorporated by reference herein.
1.3	Form of Underwriting Agreement (Preferred Stock)— to be filed as an exhibit subsequently included or incorporated by reference herein.
1.4	Form of Underwriting Agreement (Warrants)— to be filed as an exhibit subsequently included or incorporated by reference herein.
4.1	Form of Senior Indenture between Monsanto Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to Monsanto's registration statement on Form S-3, registration no. 333-88542, filed May 17, 2002).
4.2	Form of Senior Debt Security (included in Exhibit 4.1).
4.3	Form of Subordinated Indenture— previously filed.
4.4	Form of Subordinated Debt Security (included in Exhibit 4.3).
4.5	Form of Monsanto Finance Canada Indenture.
4.6	Form of Monsanto Finance Canada Debt Security (included in Exhibit 4.5).
4.7	Form of Preferred Stock— to be filed as an exhibit subsequently included or incorporated by reference herein.
4.8	Form of Warrant Agreement (including form of warrant certificate)— to be filed as an exhibit subsequently included or incorporated by reference herein.
5	Opinion and consent of Bryan Cave LLP, counsel to Monsanto— previously filed.
23	Consent of Independent Registered Public Accounting Firm.
24.1	Powers of Attorney executed by certain of the officers and directors of Monsanto— previously filed.
24.2	Powers of Attorney executed by certain of the officers and director of Monsanto Finance Canada— previously filed.
25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of The Bank of New York, as Trustee under the Senior Indenture— previously filed.
25.2	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Surbordinated Indenture— previously filed.
25.3	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Monsanto Finance Canada Indenture.